UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2017

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (214) 740-6500

Quinpario Acquisition Corp. 2

12935 N. Forty Drive, Suite 201,

St. Louis, MO

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

On July 12, 2017, Exela Technologies, Inc. (formerly known as Quinpario Acquisition Corp. 2) (the “Company”) announced that it had consummated the transactions contemplated by that certain Business Combination Agreement (as amended, the “Business Combination Agreement”), dated February 21, 2017, with Quinpario Merger Sub I, Inc. (“SourceHOV Merger Sub”), Quinpario Merger Sub II, Inc. (“Novitex Merger Sub”), SourceHOV Holdings, Inc. (“SourceHOV”), Novitex Holdings, Inc. (“Novitex”), HOVS LLC, HandsOn Fund 4 I, LLC and Novitex Parent, L.P. (“Novitex Parent”), as amended by that certain Consent, Waiver and Amendment, dated June 15, 2017, by and among the Company, SourceHOV Merger Sub, Novitex Merger Sub, SourceHOV, Novitex, Novitex Parent, Ex-Sigma LLC, HOVS LLC and HandsOn Fund 4 I, LLC (the “Modification Agreement”).  Pursuant to the terms of the Business Combination Agreement, SourceHOV Merger Sub merged with and into SourceHOV, with SourceHOV continuing as the surviving company and an indirect subsidiary of the Company, and Novitex Merger Sub merged with and into Novitex, with Novitex as the surviving company and an indirect subsidiary of the Company (collectively, the “Business Combination”).  A complete description of the Business Combination and the Business Combination Agreement and the transactions contemplated thereby is contained in the Company’s definitive proxy statement, as filed with the Securities and Exchange Commission on June 26, 2017 (the “Proxy Statement”), which is incorporated herein by reference.  Concurrently with the filing of this Current Report on Form 8-K, the Company is filing another Current Report on Form 8-K (the “Other Form 8-K”) to include additional Items which, due to size constraints, were not able to be included in this Form 8-K. To the extent any information in this Current Report on Form 8-K or the Other Form 8-K updates or replaces any information contained in the Proxy Statement, such information in the Proxy Statement is superseded by the information contained herein or therein. The foregoing summary of the Business Combination is qualified in its entirety by reference to the complete text of the Business Combination Agreement and Modification Agreement, copies of which are filed herewith as Exhibits 2.1 and 2.2 and incorporated herein by reference.

Item 1.01                                           Entry into a Material Definitive Agreement.

Debt Financing

In connection with the consummation of the Business Combination, the Company entered into certain debt financing transactions described below.  The proceeds of the debt financing have been or will be used (1) to repay certain existing indebtedness of SourceHOV and Novitex; (2) to pay fees and expenses incurred in connection with the Business Combination; and (3) for general corporate purposes.

Senior Credit Facilities

In connection with the Business Combination, the Company, the Borrower (as defined below) and the Guarantors (as defined below) entered into a First Lien Credit Agreement, dated July 12, 2017, with Royal Bank of Canada, Credit Suisse AG, Cayman Islands Branch, Natixis, New York Branch and KKR Corporate Lending LLC (the “Credit Agreement”) providing Exela Intermediate LLC, a wholly owned subsidiary of the Company (the “Borrower”), upon the terms and subject to the conditions set forth in the Credit Agreement, in the aggregate a (i) $350 million senior secured term loan maturing July 12, 2023 and (ii) a $100 million senior secured revolving facility maturing July 12, 2022, none of which is currently drawn.

The Credit Agreement provides for the following interest rates for borrowings under the senior secured term facility and senior secured revolving facility: at the Borrower’s option, either (1) an adjusted LIBOR, subject to a 1.00% floor in the case of term loans, or (2) a base rate, in each case plus an applicable margin. The initial applicable margin for the senior secured term facility is 7.50% with respect to LIBOR borrowings and 6.50% with respect to base rate borrowings. The initial applicable margin for the senior secured revolving facility is 7.00% with respect to LIBOR borrowings and 6.00% with respect to base rate borrowings. The applicable margin for borrowings under the senior secured revolving facility is subject to step-downs based on leverage ratios.

The senior secured term loan is subject to amortization payments, commencing on the last day of the first full fiscal quarter of the Borrower following the closing date, of 0.625% of the aggregate principal amount for each of the first eight payments and 1.25% of the aggregate principal amount for payments thereafter, with any balance due at maturity.

Subject to certain customary and other exceptions, the obligations of the Borrower under the Credit Agreement are (a) guaranteed on a joint and several basis by Exela Intermediate Holdings LLC, a wholly-owned subsidiary of the Company (“Holdings”), and all material domestic wholly-owned subsidiaries of Holdings, (together with Holdings, collectively, the “Guarantors”), and (b) secured by a first priority lien on substantially all of the assets of the Borrower and the guarantors.

The Credit Agreement contains various negative covenants that, subject to agreed upon exceptions, limit the ability of Holdings, the Borrower and their respective subsidiaries to (among other restrictions):

•                  incur indebtedness and issue preferred equity;

•                  grant liens;

•                  liquidate, consolidate or merge with or into other companies;

•                  make loans, acquisitions and investments;

•                  pay dividends and make certain other distributions;

•                  sell assets;

•                  enter into transactions with affiliates;

•                  enter into burdensome agreements;

•                  enter into sale and leaseback transactions;

•                  make certain modifications to organizational documents; and

•                  make prepayments of subordinated debt.

The Credit Agreement also contains a net first lien leverage ratio covenant that such ratio shall not exceed 5.10 to 1.00, tested quarterly.

The Credit Agreement contains customary representations and warranties, affirmative covenants and events of default.   If an event of default occurs under the Credit Agreement, then the lenders may (a) terminate their commitments under the Credit Agreement, (b) declare any outstanding loans under the Credit Agreement to be immediately due and payable, (c) foreclose on the collateral securing the obligations under the Credit Agreement and/or (d) take certain other actions generally available to a secured creditor.

Senior Secured Notes

Pursuant to an Indenture, dated July 12, 2017, by and among Exela Intermediate LLC (the “Issuer”), Exela Finance Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each of which is an indirect wholly-owned subsidiary of the Company,  and Wilmington Trust, National Association, as Trustee (the “Trustee”), the Issuers issued $1 billion in aggregate principal amount of 10% First Priority Senior Secured Notes due 2023 (the “Notes”).  The Notes are guaranteed by the subsidiary guarantors (as defined below) pursuant to a Supplemental Indenture, dated July 12, 2017, by and among the Issuers, the subsidiary guarantors party thereto (the “subsidiary guarantors”) and the Trustee. The Notes bear interest at a rate of 10% per year.  The Issuer pays interest on the Notes on January 15 and July 15 of each year, commencing on January 15, 2018.  The Notes will mature on July 15, 2023.  The Issuer may redeem the Notes, in whole or in part, at any time on or after July 15, 2020 at an initial premium of 105% of the principal, declining to 100%.  The Issuers may redeem up to 40% of the aggregate principal amount of the Notes on or prior to July 15, 2020 in an amount equal to the net proceeds from certain equity offerings at a redemption price of 110%, plus accrued and unpaid interest, if any.  Prior to July 15, 2020, the Issuers may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus the applicable “make-whole” premium.  There is no sinking fund for the Notes.

The Notes are fully and unconditionally guaranteed by each of the Issuer’s wholly owned domestic restricted subsidiaries that provides a guarantee under the Credit Agreement.  To the extent lenders under the Credit Agreement release the guarantee of any subsidiary guarantor, such subsidiary guarantor will also be released from its obligations under the Notes.  The Notes and related guarantees are secured by first-priority security interests in, subject to permitted liens and certain exceptions substantially all of the existing and future assets of the Issuers and the subsidiary guarantors (the “collateral”), which assets also secure indebtedness under the Credit Agreement.  The Notes and guarantees rank (i) equally in right of payment with all of the Issuers’ existing and future senior indebtedness, (ii) senior to all of the Issuers’ future subordinated indebtedness, (iii) effectively senior to all of the Issuers’ future unsecured indebtedness to the extent of the value of the collateral securing the Notes, (iv) equal to all of the Issuers’ existing and future indebtedness that is secured by the collateral on a first-priority basis, including indebtedness under the Credit Agreement, to the extent of the value of the collateral, (v) effectively senior to all of the Issuers’ future indebtedness that is secured by the collateral on a junior-priority basis to the extent of the value of the collateral and (vi) structurally subordinated to all obligations of each of the Issuers’ subsidiaries that is not a guarantor of the Notes.

The foregoing summary of the Credit Agreement, the Indenture and the Supplemental Indenture is qualified in its entirety by reference to the complete text of the Credit Agreement and Indenture, copies of which are filed herewith as Exhibits 10.1, 4.1 and 4.2 and incorporated herein by reference.

Registration Rights Agreement and Nomination Agreement

At the closing of the Business Combination, the Company entered into (i) a Registration Rights Agreement, dated July 12, 2017, with certain holders of the Common Stock (the “Registration Rights Agreement”), which supersedes the Company’s existing registration rights agreement and (ii) Director Nomination Agreements, dated July 12, 2017, with each of Novitex Parent and HOVS LLC, HandsOn Fund 4 I, LLC and certain of their respective affiliates (collectively, the “Nomination Agreements”).  A summary of the material terms of the Registration Rights Agreement and the Nomination Agreements is contained in the Proxy Statement, which is incorporated herein by reference, which summary is qualified in its entirety by reference to the complete text of the Registration Rights Agreement and Nomination Agreements, which are filed herewith as Exhibits 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On July 12, 2017, the Company, through its wholly owned subsidiaries, SourceHOV Merger Sub and Novitex Merger Sub, consummated the Business Combination pursuant to the Business Combination Agreement.  The disclosures required by Item 2.01 of this Current Report on Form 8-K are set forth in Items 1.01 and 9.01 of this Current Report on Form 8-K and in the Proxy Statement, which are incorporated herein by reference.

In connection with the closing of the Business Combination, the Company redeemed a total of 16,646,342 shares of its common stock (“Common Stock”) pursuant to the terms of the Company’s certificate of incorporation, resulting in a total cash payment from the Company’s trust account to redeeming stockholders of $166,463,420.00.

As of July 12, 2017, after giving effect to the closing of the Business Combination and the PIPE Investment as described in Item 3.02 of this Current Report on Form 8-K, there were 146,910,648 shares of Common Stock outstanding, held of record by approximately 43 holders of common stock, 9,194,233 shares of Series A Convertible Preferred Stock outstanding held of record by 16 holders of preferred stock and 35,000,000 warrants outstanding held of record by approximately 2 holders of warrants

Such numbers do not include Depository Trust Company participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

The Company is incorporated under the laws of the State of Delaware.  Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.  The Company’s certificate of incorporation provides for this limitation of liability.

The Company’s certificate of incorporation provides that its officers and directors will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended.  The Company’s bylaws also provide that the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or any subsidiary thereof, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.  The Company’s bylaws further provide that, to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s certificate of incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Company.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

On July 12, 2017, the Registrant sold shares of Common Stock and Series A Perpetual Convertible Preferred Stock (“Preferred Stock”) in a private placement in connection with the Business Combination, which private placement included the issuance of an aggregate of 9,194,233 shares of Preferred Stock and 21,700,265 shares of Common Stock (the “PIPE Investment”).  The PIPE Investment was not underwritten and there was no underwriting discount or commission.

In addition to the PIPE Investment, 2,524,553 shares of Common Stock were issued in a private placement to certain investors in respect of fees and other consideration.

A summary of the material terms of the Preferred Stock is contained in the Proxy Statement, which is incorporated herein by reference, which summary is qualified in its entirety by reference to the complete text of the Certificate of Designations, Preferences, Rights and Limitations of the Preferred Stock, which is filed herewith as Exhibit 3.3 and incorporated herein by reference.

Pursuant to the terms of the Business Combination Agreement, Ex-Sigma LLC, the sole stockholder of SourceHOV immediately prior to the closing, received 80,600,000 shares of Common Stock at the closing (that were assigned to its wholly owned subsidiary Ex-Sigma 2 LLC), and Novitex Parent, the sole stockholder of Novitex immediately prior to the closing, received 30,600,000 shares of Common Stock at the closing.

The shares of Common Stock and Preferred Stock issued in connection with the Business Combination Agreement and the PIPE Investment were not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

As of July 12, 2017, after giving effect to the closing of the Business Combination and the PIPE Investment, there were 146,910,648 shares of Common Stock and 9,194,233 shares of Preferred Stock issued and outstanding.

Item 3.03                                           Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01                                           Changes in Control of Company.

The closing of the Business Combination and the PIPE Investment on July 12, 2017 resulted in a change of control of the Company from Quinpario Partners 2, LLC and its affiliates due to the issuance of 80,600,000 shares of Common Stock to Ex-Sigma LLC (that were assigned to its wholly owned subsidiary Ex-Sigma 2 LLC), an entity controlled by HOVS LLC, Hands On Fund 4 I, LLC and certain affiliates thereof (collectively, with Ex-Sigma LLC and Ex-Sigma 2 LLC, the “HGM Group”), the purchase by Ex-Sigma 2 LLC of 2,669,233 shares of Preferred Stock and 4,312,500 shares of Common Stock in the PIPE Investment (that were assigned to its wholly owned subsidiary Ex-Sigma 2 LLC) and the purchase by the HGM Group of an additional 1,250,000 shares of Common Stock.  As a result, as of the closing, the HGM Group beneficially owns approximately 59.5% of the Common Stock as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (assuming the conversion at its Preferred Stock into Common Stock).

Pursuant to the Nomination Agreement, the HGM Group has the right to nominate: for so long as the HGM Group beneficially owns at least 35% of the then outstanding shares of the Common Stock (without giving effect to the exercise of any outstanding warrants to purchase the Common Stock), three directors; for so long as the HGM Group beneficially owns at least 15%, but less than 35%, of the then outstanding shares of the Common Stock (without giving effect to the exercise of any outstanding warrants to purchase the Common Stock), two directors; and for so long as the HGM Group (or an affiliate) beneficially owns at least 5%, but less than 15%, of the then outstanding shares of the Common Stock (without giving effect to the exercise of any outstanding warrants to purchase the Common Stock), one director.  The directors designated by the HGM Group and elected at closing are Par Chadha, Ronald Cogburn and Jim Reynolds, as further described in Item 5.02 of this Current Report on Form 8-K, which is incorporated herein by reference.  Ex-Sigma LLC invested $55,853,864 in the Company pursuant to the PIPE Investment, pursuant to which Ex-Sigma LLC received 4,312,500 shares of Common Stock and 2,669,233 shares of Preferred Stock (that were assigned to its wholly owned subsidiary Ex-Sigma 2 LLC).  The source of funds for Ex-Sigma 2 LLC’s PIPE Investment is the New SourceHOV Financing, as such term is defined in and described in the Proxy Statement, which summary is incorporated herein by reference, in an amount equal to $55,853,864. The source of funds for the 1,250,000 shares of Common Stock was the Consulting Agreement Termination Fee payable under the Business Combination Agreement.

Under the Nasdaq Stock Market’s listing standards, a “controlled company” is a company of which more than 50% of the voting power is held by an individual, a group or another company.  Upon the closing of the Business Combination, the Company determined that it was a “controlled company” within the meaning of the Nasdaq Stock Market’s listing standards due to the fact that the HGM Group held more than 50% of the Company’s voting power, as further described above.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 12, 2017, immediately prior to the closing of the Business Combination, the Company’s certificate of incorporation (the “Charter”) was amended and restated to:

•                  authorize an additional 1,465,000,000 shares of the Company’s Common Stock and an additional 19,000,000 shares of preferred stock;

•                  provide that certain provisions of the certificate of incorporation of the Company are subject to the Nomination Agreements;

•                  change the Company’s corporate name from “Quinpario Acquisition Corp. 2” to “Exela Technologies, Inc.”;

•                  provide that certain transactions are not “corporate opportunities” and that certain persons are not subject to the doctrine of corporate opportunity; and

•                  provide for certain additional changes, including eliminating certain provisions specific to the Company’s status as a blank check company, providing that the Company’s directors are not personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty, and certain indemnification provisions for directors and officers.

In addition, following the closing of the Business Combination, the Company’s bylaws (“Bylaws”) were amended and restated to:

•                  provide for certain quorum requirements for meetings of the stockholders of the Company;

•                  provide the certain provisions of the bylaws are subject to the terms of the Nomination Agreements; and

•                  provide for indemnification and advancement of expenses for directors and officers.

The foregoing summary is qualified in its entirety by reference to the complete text of the amended and restated Charter and amended and restated Bylaws, copies of which are filed herewith as Exhibits 3.1 and 3.2 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(a)         Financial statements of businesses acquired

The financial statements (together with the notes thereto) of Novitex included in the Proxy Statement on page F-98 through F-151 are incorporated herein by reference and the financial statements of SourceHOV, the accounting acquirer, are filed herewith as Exhibit 99.1 and incorporated herein by reference. The only difference between the SourceHOV financial statements filed herewith as Exhibit 99.1 and the financial statements (together with the notes thereto) of SourceHOV included in the Proxy Statement on page F-31 through F-97 is the deletion of the words “and in accordance with auditing standards generally accepted in the United States of America” in the Independent Auditors’ Report appearing on page F-31, in accordance with applicable PCAOB requirements.

(b)         Pro forma financial information

The information set forth in the Proxy Statement in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 100 is incorporated herein by reference.

Other Exhibits.  To the extent not superseded or replaced by virtue of the Business Combination, including the Exhibits set forth below, Item 15 “Exhibits” of the Annual Report on Form 10-K of Quinpario Acquisition Corp. 2 is incorporated by reference herein.

Index to Exhibits:

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Filing Date	Exhibit	Herewith
2.1	Business Combination Agreement	8-K	2/22/2017	2.1

2.2	Consent, Waiver and Amendment	8-K	6/21/2017	10.1

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Filing Date	Exhibit	Herewith
3.1	Restated Certificate of Incorporation, dated July 12, 2017				X

3.2	Amended and Restated Bylaws, dated July 12, 2017				X

3.3	Certificate of Designations, Preferences, Rights and Limitations of Series A Perpetual Convertible Preferred Stock				X

4.1

Indenture, dated July 12, 2017, by and among Exela Intermediate LLC and Exela Finance Inc. as Issuers, the Subsidiary Guarantors set forth therein and Wilmington Trust, National Association, as Trustee

X

4.2

First Supplemental Indenture, dated July 12, 2017, by and among Exela Intermediate LLC and Exela Finance Inc., as Issuers, the Subsidiary Guarantors set forth therein and Wilmington Trust, National Association, as Trustee

X

10.1

First Lien Credit Agreement, dated July 12, 2017, by and among Exela Intermediate Holdings LLC, Exela Intermediate LLC, the Lenders Party Thereto, Royal Bank of Canada, RBC Capital Markets, Credit Suisse Securities (USA) LLC, Natixis, New York Branch and KKR Capital Markets LLC

X

10.2	Amended & Restated Registration Rights Agreement, dated July 12, 2017, by and among the Company and the Holders				X

10.3	Exela Technologies, Inc. Director Nomination Agreement, dated July 12, 2017, by and between the Company and Apollo Novitex Holdings, L.P.				X

10.4	Exela Technologies, Inc. Director Nomination Agreement, dated July 12, 2017, by and among the Company, the HGM Group and Ex-Sigma 2 LLC				X

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Filing Date	Exhibit	Herewith
99.1	Audited Consolidated Financial Statements for SourceHOV Holdings, Inc. and Unaudited Condensed Consolidated Financial Statements for SourceHOV Holdings, Inc. for the periods indicated therein				X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2017

EXELA TECHNOLOGIES, INC.

By:	/s/ Jim Reynolds
Name: Jim Reynolds
Title: Chief Financial Officer